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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

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[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

               NUVEEN PREFERRED AND CONVERTIBLE INCOME FUND (JPC)
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                                IMPORTANT NOTICE
                     TO NUVEEN CLOSED-END FUND SHAREHOLDERS

                                 * APRIL 2007 *


To date, we have not received your vote on the proposals to be presented at the April 11, 2007 shareholder meeting. The following is a re-print of the brief overview of the issues which were previously sent to you. It should be read in conjunction with your Fund's proxy statement which was mailed to you earlier. If you would like another copy of the proxy statement, please call us at (800) 257-8787 weekdays from 8:00 a.m. to 6:00 p.m. Central Time.

Your vote is important to your Fund. We encourage all shareholders to participate in the governance of their Fund.

                          YOUR VOTE IS VERY IMPORTANT.

If you have not already done so, please fill out and return the enclosed proxy card in a timely fashion. Thank you for your support of the Nuveen family of Closed-End Funds.

Q.     WHY DID THE FUNDS SEND ME THIS PROXY?

A. The Funds are asking you to vote on the election of Board members as well as two other proposals that are the result of recent changes to each Fund's investment policies authorized by each Fund's Board of Trustees.

Q.     WHAT INVESTMENT POLICY CHANGES DID THE BOARD OF TRUSTEES AUTHORIZE?

A. During 2006, the Board of Trustees' of each of the Nuveen Preferred and Convertible Income Fund (JPC) and the Nuveen Preferred and Convertible Income Fund 2 (JQC) authorized a series of changes to the Funds' investment and distribution policies. These changes were designed to enhance each Fund's ability to meet its investment objectives by providing for increased portfolio management flexibility, greater diversification of the Funds' investment portfolios and increased capital appreciation potential over time through direct exposure to equity securities.

Q.     WHAT ARE THE TWO INVESTMENT-RELATED PROPOSALS I AM BEING ASKED TO VOTE
       ON?

A. The first proposal seeks your approval of an amended sub-advisory fee schedule for one of the Funds' sub-advisers, Symphony Asset Management LLC ("Symphony"). Symphony originally managed the portion of each Fund's assets allocated to high yield debt. As a result of the Funds' investment policy changes, Symphony now is authorized to diversify its income-oriented investments across high yield, senior loan and convertible securities, and also to manage the portion of each Fund's assets allocated to domestic and international equities. Because of the higher level of investment management services associated with these changes, each Funds' Board of Trustees authorized, subject to your approval, an increase in the sub-advisory fees paid to Symphony. If approved, the increase in fees paid to Symphony will not increase overall management fees paid by the Funds.

       The second proposal seeks your approval of Tradewinds NWQ Global Investors, LLC ("Tradewinds") as an additional sub-adviser to the Funds. As a result of the Funds' investment policy changes, each Fund is authorized to diversify its equity-oriented investments across domestic as well as international equities. Each Fund's Board of Trustees selected Tradewinds, subject to your approval, as a sub-adviser to manage a portion of each Fund's assets allocated to equity-oriented investments. As with the approval of the revised Symphony sub-advisory agreement, the addition of Tradewinds as a sub-adviser, if approved, will not increase overall management fees paid by the Fund.

Q. WHY DID EACH FUND'S BOARD OF TRUSTEES SELECT TRADEWINDS AS A SUB-ADVISER TO MANAGE A PORTION OF EACH FUND'S DIRECT EQUITY INVESTMENTS?

A. Tradewinds specializes in global and international equity investing and managed approximately $32 billion for institutional and private clients worldwide as of December 31, 2006. Tradewinds has built an impressive track record of consistent performance by searching the world's developed and emerging markets for companies whose securities are undervalued and possess the following characteristics: attractive absolute valuation, strong and/or improving franchise quality and favorable downside protection. Each Fund's Board of Trustees believes Tradewinds' value-oriented investment approach, disciplined process and performance record offered the Funds an attractive opportunity to further enhance returns and diversify risk. Tradewinds is a subsidiary of Nuveen Investments, Inc.

Q.     WILL THESE PROPOSALS RAISE FUND OPERATING EXPENSES?

A. No. NAM pays sub-advisory fees out of the management fee it receives from the Funds. Since the management fee paid by each Fund to NAM will not change, fund operating expenses will not increase if you approve the increase in Symphony's sub-advisory fees and the addition of Tradewinds as a sub-adviser.

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Q.     HOW WILL THE PORTFOLIO MANAGERS' GREATER INVESTMENT FLEXIBILITY AND THE
       PROPOSED ADDITION OF TRADEWINDS AS A SUB-ADVISOR AFFECT THE ALLOCATION OF EACH FUND'S INVESTMENT PORTFOLIO?

A. The Funds will continue to maintain a strategic 70%/30% mix of income-oriented and equity-oriented securities. Effective May 1, 2007, however, the Funds will no longer be required to maintain at least 80% of their respective assets in a combination of preferred and convertible securities, as well as a minimum investment level of 50% and 20%, respectively, in each of these asset types. As a result, the Funds' exposure to convertible securities is expected to shift from a static to a more variable level of exposure and decline over time. Eventually the Funds' investments in convertible securities will be those comprising a component of either the Funds' multi-strategy income sleeve or the portion of the Funds' equity-oriented securities managed by Tradewinds, subject to shareholder approval. Symphony, a wholly-owned subsidiary of Nuveen, is responsible for managing the Funds' multi-strategy income sleeve, which consists of a diversified mix of high yield debt, convertible securities and senior loans. In connection with the change in the Funds' exposure to convertible securities, the Board of each Fund has determined that Froley, Revy Investment Co., Inc., each Fund's sub-adviser investing Fund assets allocated to it in convertible securities, will no longer serve as a sub-adviser to such Fund, effective as early as May 1, 2007, but not later than June 30, 2007. NAM in consultation with each of the Funds' sub-advisers over time will determine how best to allocate portfolio assets among the Fund's sub-advisers, consistent with the Fund's investment objectives and strategic asset mix.

Q.     WILL THE FUNDS' GREATER INVESTMENT FLEXIBILITY BE REFLECTED IN ANY OTHER
       WAY?

A. Yes. Upon implementation of all changes to the Funds' investment policies, the Funds also will change their names to the Nuveen Multi-Strategy Income and Growth Fund (JPC) and the Nuveen Multi-Strategy Income and Growth Fund 2 (JQC).

Q.     WHEN WILL THE TWO INVESTMENT-RELATED PROPOSALS TAKE EFFECT?

A. If approved, the amended sub-advisory fee schedule for Symphony and the appointment of Tradewinds as a sub-adviser will take effect on or about April 11, 2007.

Q.     WHAT HAPPENS IF SHAREHOLDERS DO NOT APPROVE THESE PROPOSALS?

A. If shareholders do not approve Symphony's amended sub-advisory fee, their existing sub-advisory fee schedule would remain in effect. If shareholders do not approve the appointment of Tradewinds as a sub-adviser for a portion of each Fund's equity-oriented investments, NAM currently anticipates that each Fund's equity-oriented investments would be managed solely by Symphony.

Q. HOW DO THE BOARD MEMBERS SUGGEST THAT I VOTE IN CONNECTION WITH THE AMENDED SYMPHONY SUB-ADVISORY AGREEMENT, THE TRADEWINDS SUB-ADVISORY AGREEMENT AND THE ELECTION OF TRUSTEES?

A. After careful consideration, the Board of your Fund unanimously recommends that you vote "FOR" the approval of the Amended Symphony Sub-Advisory Agreement, "FOR" the approval of the Tradewinds Sub-Advisory Agreement and "FOR" the nominees for the Board.

Q.     WILL MY VOTE MAKE A DIFFERENCE?

A. Your vote is needed to ensure that the proposals can be acted upon. Additionally, your immediate response will help save on the costs of any future solicitations for these shareholder votes. We encourage all shareholders to participate in the governance of their Fund.

Q.     WHO DO I CALL IF I HAVE QUESTIONS?

A. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call your financial advisor. Alternatively, you may call Nuveen at (800) 257-8787 weekdays from 8:00 a.m. to 6:00 p.m. Central time.

Q.     HOW DO I VOTE MY SHARES?

A. You can vote your shares by completing and signing the enclosed proxy card, and mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone by calling the toll-free number on the proxy card or by computer by going to the Internet address provided on the proxy card and following the instructions, using your proxy card as a guide.

Q.     WILL ANYONE CONTACT ME?

A. You may receive a call to verify that you received your proxy materials, to answer any questions you may have about the proposals and to encourage you to vote.